UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

BRT REALTY TRUST

(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2016, our Compensation Committee approved a Pay-For-Performance Program pursuant to our amended and restated 2016 Incentive Plan, which we refer to as the Plan, and awarded an aggregate of 450,000 restricted stock units (including 50,000 Additional TSR Units(as defined)) to 15 of our officers, employees and consultants. Each unit relates to one share of beneficial interest, par value $3.00 per share. The units vest upon satisfaction of the performance conditions during the applicable performance cycle, subject to acceleration upon the occurrence of certain specified events. Each recipient also received a dividend equivalent right entitling such person, upon the vesting of their units, to an amount equal to the cash dividends that would have been paid with respect to the shares underlying the units had such shares been outstanding during the period commencing with the grant date of such award through the vesting date of such award. We refer to the units and dividend equivalent rights collectively as the awards.

The purpose of this program is to further align the interests of senior management with those of our shareholders by instituting a long-term “pay-for-performance” structure that encourages the creation of shareholder value. This following summary of the program is qualified in its entirety by reference to the form of performance awards agreement, a copy of which is filed as an exhibit hereto.

Performance Goals

An aggregate of 200,000 units, which we refer to as the AFFO Units, are subject to a performance goal based on achievement of compounded annual growth rate in adjusted funds from operations, or AFFO, and an aggregate of 250,000 units (including 50,000 Additional TSR Units), are subject to performance goals based on achievement of compounded annual growth rate in total shareholder return. In addition to these performance conditions, the recipients must also continue to perform services for us as an officer, trustee, employee or consultant during the five year performance cycle applicable to such award. Set forth below are the performance goals that must be achieved for the units to vest. To the extent performance with respect to these goals falls between two levels (i.e., between threshold and target or between target and maximum), the number of units that vest will be determined by straight-line linear interpolation.

Adjusted Funds From Operations:

The table below sets forth the aggregate number of AFFO Units that vest based on achievement of threshold, target or maximum performance goals with respect to the compound annual growth rate in AFFO, during the period (the “AFFO Performance Cycle”) from April 1, 2016 (the “AFFO Commencement Date”) through March 31, 2021 (with the initial AFFO to be used in calculating compounded annual growth rate equal to the AFFO (as calculated pursuant to the award agreement) for the three months ended March 31, 2016 or $3,590,000 and the concluding AFFO to be the AFFO for the three months ending March 31, 2021):

	Compound Annual AFFO Growth Rate
	Threshold	Target	Maximum
	8.0%	9.0%	10.0% and above
Number of Vested Units	50,000	100,000	200,000

2

Total Shareholder Return:

The table below sets forth the aggregate number of units, which we refer to as the Initial TSR Units, that vest upon the achievement of threshold, target or maximum goals, with respect to the compound annual growth rate in total shareholder return, or TSR, from March 10, 2016 (the “Initial TSR Commencement Date”; together with the AFFO Commencement Date, the “Commencement Date”) through March 31, 2021 (assuming for the purposes of the calculation of TSR that the initial value of a share is the closing price on March 10, 2016 of $6.61):

	Compounded Annual TSR Growth Rate
	Threshold	Target	Maximum
	6.0%	9.0%	12.0% and above
Number of Vested Units	50,000	100,000	200,000

In addition, in the event that such growth in TSR from the Initial TSR Commencement Date through March 31, 2021 (the “Initial TSR Performance Cycle”; and together with the AFFO Performance Cycle, the “Performance Cycle”) is in the top 25% of the TSR of our peer group during such period, an additional number of units (the “Additional TSR Units”; together with the Initial TSR Units, the “TSR Units”), equal to 25% of the Initial TSR Units that vest based on achievement of the threshold, target or maximum performance goal awards with respect to TSR set forth above (subject to straight-line linear interpolation) will also vest (the “Peer Group Addition”), and if such growth in TSR during the Initial TSR Performance Cycle is in the bottom 25% of the TSR of our peer group during such period, the number of Initial TSR Units that vest based on achievement of the threshold, target or maximum performance goal awards (subject to straight-line linear interpolation) will be reduced by 25% (the “Peer Group Diminution”; together with the Peer Group Addition, the “Peer Group Adjustment”). Our peer group is the FTSE NAREIT Equity Apartment Index, excluding companies whose primary focus is the provision of housing for college and/or graduate students.

Dividend Equivalent Rights

Each recipient was also granted dividend equivalent rights with respect to the TSR Units and the AFFO Units entitling such person to an amount in cash equal to the aggregate amount of the cash dividends that would have been paid in respect of the shares underlying such units had such shares been outstanding during the performance cycle applicable to such units. Such cash dividends are only payable with respect to units that vest.

Death, Disability, Retirement and Change of Control

In the event a recipient retires, dies or becomes disabled (each, a “DDR Event”) prior to March 31, 2021, the recipient’s pro rata share (based on the number of days between the applicable Commencement Date and the DDR Event) of the Initial TSR Units and AFFO Units will vest if and to the extent the performance conditions with respect to such units are met through the occurrence of the DDR Event.

3

In the event a change of control occurs: (i) after September 30, 2019, the AFFO Units and Initial TSR Units will vest, without regard to whether the applicable Performance Cycle has been completed; and (ii) on or before September 30, 2019, a pro rata number (based on the number of days between the applicable Commencement Date and the effective date of the change of control) of AFFO Units and Initial TSR Units will vest; provided, however, such units will vest if and to the extent the performance conditions with respect to such units are met through the occurrence of the change of control.

Upon the occurrence of a DDR Event or change in control, (i) the performance conditions shall be proportionately adjusted to give effect to the reduced performance cycle and (ii) the Peer Group Adjustment (as proportionately adjusted to give effect to the reduced Initial TSR Performance Cycle) shall be implemented to increase or decrease, as applicable, the Initial TSR units that vest.

Claw-back Provision

These awards (including the underlying shares and dividends, if any) are subject to the applicable provisions of any claw-back policy implemented by us, whether implemented prior to or after the grant of these awards.

Units Awarded to Named Executive Officers

The compensation committee approved the following awards to the following named executive officers under this program:

Name and Title	AFFO Units	Initial TSR Unit	Additional Units
Jeffrey A. Gould, President and Chief Executive Officer	18,500	18,500	4,625
Mitchell Gould, Executive Vice President	11,000	11,000	2,750
George Zweier, Vice President and Chief Financial Officer	10,000	10,000	2,500
David W. Kalish, Senior Vice President – Finance	16,750	16,750	4,187
Mark H. Lundy, Senior Vice President	18,500	18,500	4,625

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2016, the board of trustees approved an amendment (the “Amendment”) to Article V of Old BRT’s bylaws pertaining to meetings of shareholders.

Article V provides that shareholder meetings will be held at a place designated and at a time and on a day fixed by the board of trustees, and that such information is to be provided to shareholders in a notice of meeting to shareholders.  The Amendment provides, among other things, that: (i) the President, subject to certain exceptions, will act as the chairman of all shareholder meetings; (ii) the chairman of the shareholders’ meeting will determine the order of business and all other matters of procedure at such meeting and may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting; and (iii) irrespective of whether a quorum is present at a shareholders’ meeting, either the chairman or a majority of the trustees may adjourn such meeting for any reason deemed necessary by the chairman or trustees, as applicable.

4

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.3	Amendment No. 2 dated June 6, 2016 to registrant’s bylaws.

10.1*	Form of Performance Awards Agreement.

* Indicates management contract or compensatory plan or arrangement

5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: June 10, 2016	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President – Finance

6